Exhibit (10j.(3))

                            SERVICE AGREEMENT

    THIS AGREEMENT is made and entered into this 17th day of June, 1993, by and between NORTHWEST PIPELINE CORPORATION, hereinafter referred to as "Transporter", and NORTHWEST NATURAL
GAS COMPANY, hereinafter referred to as "Shipper".

RECITALS:

     A.   Whereas, Shipper is a local distributor of natural gas.

     B. Whereas, Shipper owns certain supplies of natural gas which it desires Transporter to transport for Shipper's account pursuant to Part 284 of the regulations of the Federal Energy
Regulatory Commission ("FERC").

     C. Whereas, Shipper requested an expansion of Transporter's pipeline system for firm transportation service.

     D. Whereas, Shipper and Transporter agreed to such expansion under that certain Letter Agreement dated April 7, 1993 for the transportation service described herein.

     E. Whereas, Transporter has committed to file and support an application with the FERC requesting certificate authority to construct and operate the facilities necessary to provide the transportation service under this Agreement (the "Facilities") as soon as practicable after execution of this Agreement.

AGREEMENT:

    NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

ARTICLE            I - GAS DELIVERIES AND REDELIVERIES

     1.1 Subject to the terms, conditions and limitations hereof, Transporter agrees to receive from Shipper at the Receipt Point(s) specified in Exhibit A herein, transport and deliver to Shipper at the Delivery Point(s) specified in Exhibit B herein, the following quantities of natural gas, known as Transportation Contract Demand:

     Up to 102,000 MMBtu's/day, provided that Transporter's receipt of gas at any receipt point for Shipper's account hereunder on any day shall not exceed the maximum daily quantity set forth for such receipt point on Exhibit "A" hereto, and provided that Transporter's daily obligation to deliver gas to Shipper at any delivery point under this Agreement shall not exceed the Maximum Daily Delivery Obligation ("MDDO") set forth for such delivery point in Exhibit "B" of this Agreement.

     1.2 Pursuant to the General Terms and Conditions of Transporter's FERC Gas Tariff applicable to this Agreement per
Section 2.2 herein, Shipper shall furnish fuel and lost or unaccounted for gas volumes in-kind. Transporter may receive volumes of gas in excess of the maximum daily quantity set forth in Section 1.1 when necessary to cover such fuel gas reimbursement while making full delivery of such Maximum Daily Quantity or to cover certain balancing receipts agreed to by the parties.

     1.3 Such transportation shall be on a firm basis as defined in the TF-l Rate Schedule of Transporter's FERC Gas Tariff, First
Revised Volume No. l-A, or any superseding Rate Schedule.

ARTICLE           II - TRANSPORTATION RATES AND CHARGES

     2.1 (a) Shipper agrees to pay Transporter for all natural gas transportation service rendered under the terms of this Agreement in accordance with Transporter's Rate Schedule TF-l, as filed with the FERC, and as such rate schedule may be amended or superseded from time to time or any other rate schedule the FERC may deem applicable to the subject transportation service.

          (b) Payment of applicable reservation charges under this Agreement will commence the date that Transporter has in place the facilities necessary to provide the transportation service but no sooner than November 1 ,1995. Transporter shall provide Shipper written notice fifteen (15) days prior to commencement of said reservation charges.

          (c) Shipper will have a continuing option to terminate any portion of the Contract Demand attributable to this Agreement, if the Facilities are consolidated for rate treatment with: (i) Transporter's Expansion II application to the FERC for a certificate of public convenience and necessity to construct expansion facilities; or (ii) Transporter's Expansion I facilities and services if treated on an incremental basis. If, as determined by Transporter, any FERC order indicates that rate treatment for the Facilities to be installed pursuant to this Agreement will be consolidated with Transporter's Expansion I or Expansion II Project, Transporter will provide notice to Shipper within 15 days following the issuance of such order or rule of the right to exercise a option to terminate any portion of the Contract Demand attributable to this Agreement, and shall specify the costs for which Shipper will be responsible as discussed in this subsection. Shipper may exercise this option no later than fifteen (15) days from the date of Transporter's notice to Shipper. This option to terminate will be extinguished upon Transporter's commencement of the construction of the Facilities needed to accommodate the services described in this Agreement.

               In the event that Shipper elects to exercise the termination rights provided for above, Shipper will be responsible to Transporter for any expansion design costs, environmental impact study expenses, engineering costs, right of way expenses or other similar costs spent prior to the notice date to the extent that such studies or design work cannot be utilized for the Expansion II Project.

          (d) In the event that Shipper does not elect to exercise the termination rights outlined in (c) above prior to Transporter commencing construction of the Facilities, Shipper will have no subsequent right to terminate this Agreement regardless of the rate treatment ultimately approved by the FERC except as provided for in Section 4.2 below.

     2.2. This Agreement shall be subject to the provisions of Transporter's TF-l Rate Schedule or any applicable superseding Rate Schedule and the General Terms and Conditions applicable thereto and effective from time to time, which by this reference are incorporated herein and made a part hereof.

ARTICLE I            II - GOVERNMENTAL REQUIREMENTS

     3.1 Shipper shall reimburse Transporter for any and all filing fees incurred by Transporter in seeking governmental authorization for the initiation, extension or termination of service under this Agreement.

     3.2 The transportation service contemplated herein shall be provided by Transporter pursuant to Section 284.223 of the FERC's regulations.

     3.3 Upon termination, this Agreement shall cease to have any force or effect, save as to any unsatisfied obligations or liabilities of either party arising hereunder prior to the date of such termination, or arising thereafter as a result of such termination; provided, however, that this provision shall not supersede any abandonment authorization which may be required.

     3.4 (This Section 3.4 shall be applicable only for the transportation of imported natural gas.) Shipper hereby acknowledges and agrees that either it or its buyer or seller is the "importer of record" and it will comply with all requirements for reporting and submitting payment of duties, fees, and taxes to the United States or agencies thereof to be made on imported natural gas and for making the declaration of entry pursuant to 19 CFR Section 141.19. Shipper agrees to indemnify and hold Transporter harmless from any and all claims of damage or violation of any applicable laws, ordinances and statutes which pertain to the importation of the gas transported hereunder and which require reporting and/or filing of fees in connection with said import.

ARTICLE                         IV - TERM

     4.1 This Agreement becomes effective on the date hereof and shall remain in full force and effect for a period of fifteen
(15) years commencing on the date Transporter places in service the Facilities necessary to provide the transportation service, and year to year thereafter at Shipper's sole option. Shipper may terminate all or any portion of service under this Agreement either at the expiration of the primary term, or upon any anniversary thereafter, by giving written notice to Transporter so stating at least twelve (12) months in advance. Shipper also shall have the sole option to enter into a new Agreement containing the same provisions as this Agreement, for all or any portion of the service under this Agreement at or after the end of the primary term of this Agreement. It is Transporter's and Shipper's intent that this term provision provide Shipper with a "contractual right to continue such service" and to provide Transporter with concurrent pregranted abandonment of any volume that Shipper terminates within the meaning of 18 CFR Section 284.221(d)(2)(i) as promulgated by Order No. 636 on May 8, 1992.

     4.2 In the event Shipper desires to terminate this Agreement at any time prior to or after the in-service date of the Facilities and there is a party identified by Transporter who is willing to contract for comparable capacity under terms and conditions acceptable to Transporter, Transporter will allow Shipper to terminate this Agreement upon execution of a service agreement with the new party.

ARTICLE      V - WARRANTY OF ELIGIBILITY FOR TRANSPORTATION

          Shipper, pursuant to the Rate Schedule specified in
Section 2.1(a) herein warrants for itself, its successors and assigns, that all gas delivered to Transporter for transportation hereunder shall be eligible for transportation in interstate commerce under applicable rules, regulations or orders of the FERC. Shipper will indemnify Transporter and save it harmless from all suits, actions, damages, costs, losses, expenses (including reasonable attorney fees) and regulatory proceedings, arising from breach of this warranty.

ARTIC                        LE VI - NOTICES

          Unless herein provided to the contrary, any notice called for in this Agreement shall be in writing and shall be considered as having been given if delivered personally, or by mail or telegraph with all postage and charges prepaid to either Shipper or Transporter at the place designated below. Routine communications shall be considered as duly delivered when mailed by ordinary mail. Normal operating instructions can be made by telephone. Unless changed, the addresses of the parties are as follows:

             NORTHWEST PIPELINE CORPORATION
             P. O. BOX 58900
             SALT LAKE CITY, UTAH 84158-0900

Statements:                   Attention: T&E Accounting
(MS-10496)
Payments:                     Attention: Cash Control (MS-10491)
Contractual Notices:          Attention: Transportation
(MS-10336)

Other Notices:                Attention: Nominations (MS-10322)

     Notices & Statements:    Northwest Natural Gas Company
                              220 N.W. Second Avenue
                              Portland, Oregon 97209
                              Attention: Gas Supply

ARTICLE VII - OTHER OPERATING PROVISIONS

          Pursuant to Section 5.3 of the General Terms and Conditions of Transporter's FERC Gas Tariff, First Revised Volume No. l-A, or relevant superseding tariff provision, Shipper shall make payments to Transporter hereunder by wire transfer of immediately available funds by the due date set forth therein. Such funds shall be wire transferred to the First Interstate Bank of Utah located in Salt Lake City, Utah for Transporter's Account No. 02-07358-3.

ARTICLE VIII - ADJUSTMENTS TO GENERAL TERMS AND CONDITIONS

          Certain of the General Terms and Conditions are to be adjusted for the purpose of this Agreement, as specified below:

                                        None.

ARTICLE IX - CANCELLATION OF PRIOR AGREEMENT(S)

          When this Agreement takes effect, it supersedes, cancels and terminates the following agreements(s):

                                        None.

ARTICLE X - SUCCESSORS AND ASSIGNS

     10.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No assignment or transfer by either party hereunder shall be made without written approval of the other party. Such approval shall not be unreasonably withheld. As between the parties hereto, such assignment shall become effective on the first day of the month following written notice that such assignment has been effectuated.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above set forth.


NORTHWEST NATURAL GAS COMPANY      NORTHWEST PIPELINE CORPORATION
(Shipper)                           (Transporter)


By:  /s/ Dwayne L. Foley           By:  /s/ Matt J. Gillis
Name: Dwayne L. Foley              Name: Matt J. Gillis
Title: Senior Vice President       Title: Vice President
                                        Marketing
Attest:                            Attest:

                             EXHIBIT "A"
                                to the
                          SERVICE AGREEMENT
                        DATED  June 17, 1993
                               between
                    NORTHWEST PIPELINE CORPORATION
                                  and
                    NORTHWEST NATURAL GAS COMPANY


                            RECEIPT POINTS


Receipt Point                      Maximum Daily Quantity
                                   For Each Receipt Point
                                        (MMBtus)

Stanfield                          102,000


TOTAL MDQ MUST EQUAL TOTAL TRANSPORTATION CONTRACT DEMAND

                                EXHIBIT "B"
                                  to the
                           SERVICE AGREEMENT
                         DATED June 17, 1993
                                between
                   NORTHWEST PIPELINE CORPORATION
                                 and
                    NORTHWEST NATURAL GAS COMPANY



                         Maximum Daily Delivery
                         Obligation ("MDDO")           Delivery
Delivery Point           For Each Delivery Point       Pressure
                                   (MMBtus)            (psig)
---------------          -----------------------       --------
Molalla                       46,500                   575
Albany                        10,000                   400
Portland SE                   10,100                   400
Portland NE                    6,200                   400
Johnson Creek                  4,000                   400
Oregon City                      400                   150
Monitor                          200                   150
Turner                         4,000                   400
Jefferson/Scio                   600                   400
Brownsville/Halsey             8,900                   400
South Eugene                   5,000                   400
North Eugene                   5,000                   400
Creswell                         300                   150
Cottage Grove                    800                   400



TOTAL MDDO MUST EQUAL TOTAL TRANSPORTATION CONTRACT DEMAND